As filed with the Securities and Exchange Commission on July 31, 1997
                                                Registration No. 333-_____
===============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             _____________________
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            _______________________

                             KRANZCO REALTY TRUST

      (Exact name of registrant as specified in its declaration of trust)

              Maryland                        23-2691327
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)         identification no.)
                              128 Fayette Street
                       Conshohocken, Pennsylvania 19428
                                (610) 941-9292
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _______________________

                              Norman M. Kranzdorf
                             Kranzco Realty Trust
                              128 Fayette Street
                       Conshohocken, Pennsylvania 19428
                                (610) 941-9292
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             _____________________
                                  Copies to:
                Robinson Silverman Pearce Aronsohn & Berman LLP
                      1290 Avenue of the Americas
                       New York, New York 10104
                   Attention:  Alan S. Pearce, Esq.
                               Eric I. Cohen, Esq.
                            ______________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /_/
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: /_/
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: /_/

                        CALCULATION OF REGISTRATION FEE

Title of Each                   Proposed          Proposed
Class of Sec-    Amount         Maximum           Maximum        Amount
urities to be    to be Re-      Offering Price    Offering       of Regis-
Registered (1)   gistered (2)   Per Unit (2)(3)   Price (2)(3)   tration Fee

Debt Securi-
  ties (4)
Preferred shares
  of Beneficial
  Interest, $.01
  par value per
  share (5)          (10)            (10)            (10)
Common Shares
  of Beneficial
  Interest, $.01
  par value per
  share (6)
Warrants (7)
Rights (8)
Total (9)          $100,000,000                   $100,000,000    $30,303(11)

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                                       (Footnotes on next page)

_____________________________
(Footnotes for previous page)

(1) This Registration Statement also covers Debt Securities, Preferred Shares, Common Shares, Warrants or Rights which may be issued by the Registrant under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities.
(2) In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Preferred Shares or Common Shares that are issued upon conversion of Debt Securities or Preferred Shares or upon exercise of the Warrants registered hereunder, as the case may be. Similarly, no separate consideration will be received for Debt Securities that are issued upon the exercise of Warrants registered hereunder.
(4) Subject to note (9) below, there is being registered hereunder an indeterminate principal amount of Debt Securities. If any Debt Securities are being issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregated initial offering price not to exceed $100,000,000 less the dollar amount of any securities previously issued hereunder.
(5) Subject to note (9) below, there is being registered hereunder an indeterminate number of Preferred Shares as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of Preferred Shares as shall be issuable upon conversion or redemption of Debt Securities registered hereby or upon exercise of Warrants registered hereby.
(6) Subject to note (9) below, there is being registered hereunder an indeterminate number of Common Shares as may be sold, from time to time, by the Registrant. There is also being registered hereunder an indeterminate number of Common Shares as shall be issuable upon conversion or redemption of Debt Securities or Preferred Shares registered hereby or upon exercise of Warrants or Rights registered hereby.
(7) Subject to note (9) below, there are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Shares or Common Shares registered hereby.
(8) Subject to note (9) below, there is being registered hereunder an indeterminate number of Rights representing rights to purchase Common Shares registered hereby.
(9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(10) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(11) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

PROSPECTUS                   SUBJECT TO COMPLETION
_________         PRELIMINARY PROSPECTUS DATED JULY 31, 1997

                             KRANZCO REALTY TRUST

                                 $100,000,000

                      Debt Securities, Preferred Shares,
                      Common Shares, Warrants and Rights

    Kranzco Realty Trust (the "Company") may from time to time offer in one or more series its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities," and together with Senior Securities, the "Debt Securities"),
(ii) preferred shares of beneficial interest, par value $.01 per share ("Preferred Shares"), (iii) common shares of beneficial interest, par value $.01 per share ("Common Shares"), (iv) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, "Warrants"), or (v) rights to purchase Common Shares ("Rights"), with an aggregate initial public offering price of up to $100,000,000 on terms to be determined at the time of offering. Debt Securities, Preferred Shares, Common Shares, Warrants and Rights (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Shares or Common Shares, certain covenants, other terms and conditions, and the initial public offering price; (ii) in the case of Preferred Shares, the number, specific title and stated value, any distribution, liquidation, redemption, conversion, voting and other terms and conditions, and the initial public offering price; (iii) in the case of Common Shares, any initial public offering price; (iv) in the case of Warrants, the number and terms thereof, the designation and the number of securities issuable upon their exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof; and (v) in the case of Rights, the duration, exercise price and transferability thereof. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of certain types of Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

                             ____________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             _____________________

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                             _____________________

                 The date of this Prospectus is _______, 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company's Common Shares and 9.75% Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest are listed on the New York Stock Exchange and similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission.
Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to previous filings made by the Company with the Commission, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement, the previous filings made by the Company with the Commission and the exhibits and schedules thereto, which may be obtained from the Commission (i) at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission or (ii) by consulting the Commission's Web site at the address of http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

          3. The Company's Current Report on Form 8-K dated February 27, 1997, filed March 14, 1997, as amended by Form 8-K/A dated May 6, 1997, filed May 8, 1997.

          4. The description of the Company's Common Shares contained in the Registration Statement on Form S-11 (No. 33-49434), and the documents incorporated therein by reference, as amended by Amendment No. 1, filed with the Commission on October 16, 1992, Amendment No. 2, filed with the Commission on November 4, 1992 and Amendment No. 3, filed with the Commission on November 10, 1992, dated November 10, 1992.

          5. The description of the Company's Series A-1 Preferred Shares (as defined below), contained in the Registration Statement on Form S-4 (No. 333-18249), and the documents incorporated therein by reference, as amended by Amendment No. 1, filed with the Commission on January 29, 1997.

          6. The description of the Company's Series B-1 Preferred Shares (as defined below) contained in the Registration Statement on Form 8-A (No. 1-11478), and the documents incorporated therein by reference, as amended by Amendment No. 1, filed with the Commission on June 2, 1997.

          7. The description of the Company's Series B-2 Preferred Shares and Series C Preferred Shares (each, as defined below), contained in the Company's Current Report on Form 8-K dated February 27, 1997.

          8. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to Kranzco Realty Trust,
Attention: Robert H. Dennis, 128 Fayette Street, Conshohocken, Pennsylvania 19428 (Telephone Number: (610) 941-9292).


                                  THE COMPANY

     Kranzco Realty Trust is a self-administered and self-managed equity real estate investment trust in the business of owning, managing, operating, leasing, acquiring and expanding neighborhood and community shopping centers. The Company owns and operates 54 neighborhood and community shopping centers and free-standing properties aggregating approximately 7.0 million square feet of gross leasable area located in Arizona, Connecticut, Georgia, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina and Virginia.


     The Company's primary business objective is to achieve growth in its funds from operations by enhancing the operating performance of its properties and the value of its portfolio, and through selective acquisitions. The Company's operating strategies are to: (i) focus on the neighborhood and community shopping center business; (ii) actively manage its properties (in a manner consistent with the REIT tax rules) for long term growth in funds from operations and capital appreciation; (iii) increase occupancy by capitalizing on management's reputation and long-standing relationships with national and regional tenants and extensive experience in marketing to local tenants, as well as the negotiating leverage inherent in a large portfolio of properties;
(iv) maintain, renovate, expand and reconfigure its properties; (v) optimize the mix of tenants in each shopping center as that center's lease expiration schedule, physical configuration, changing competitive position and trade area dictate; (vi) develop or ground lease outparcels or expansion areas existing at many of the Properties for use as restaurants, banks, auto centers, cinemas or other facilities; and (vii) benefit from economies of scale by spreading overhead expenses over a larger asset base.

     The Company's acquisition strategy is to acquire properties which have been over-leveraged or need replacement anchor stores, or where improvements to the properties and the leasing expertise and reputation of the Company's management in the shopping center industry can enhance value.

     The Company was formed on June 17, 1992 as a Maryland real estate investment trust. The Company's executive offices are located at 128 Fayette Street, Conshohocken, Pennsylvania 19428, and its telephone number is (610) 941-9292.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges for the Company for the periods indicated and for the predecessors to the Company, Kranzco Controlled Properties, for the period January 1, 1992 to November 18, 1992:

                                                                        KRANZCO
                                                                     CONTROLLED
                         KRANZCO REALTY TRUST                        PROPERTIES
___________________________________________________________________  __________

                                For the 12 Months          Nov. 19,   Jan. 1,
                 Three Months     Ended Dec. 31,           1992-      1992-
                    Ended                                  Dec. 31,   Nov. 18,
                 March 31, 1997   1996   1995  1994  1993  1992       1992
                 ______________   ____   ____  ____  ____  ________   ________

Ratio of
Earnings to
Fixed Charges          1.37      1.41(1) 1.50  1.72  1.99    1.73       1.01
                       ====      ====    ====  ====  ====    ====       ====

_______________
(1)  Excludes $11,052,000 extraordinary loss on refinancing.

     For purposes of computing the ratio of earnings to fixed charges: (a) earnings have been based on income (loss) from continuing operations before fixed charges (exclusive of interest capitalized) and (b) fixed charges consist of interest and amortization of deferred financing costs (including amounts capitalized) and distributions on the Series A-1 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares and the Series C Preferred Shares (each, as defined below).


                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the acquisition of shopping centers as suitable opportunities arise, the expansion and improvement of certain properties owned or to be owned by the Company, the repayment of certain indebtedness outstanding at such time, and working capital.


                        DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities being offered and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities.

     The Senior Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Senior Securities Indenture"), between the Company and a trustee to be selected by the Company (the "Senior Securities Trustee") and the Subordinated Securities are to be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Securities Indenture"), between the Company and a trustee to be selected by the Company (the "Subordinated Securities Trustee"). The Senior Securities Indenture and the Subordinated Securities Indenture are referred to herein individually as the "Indenture" and collectively as the "Indentures," and the Senior Securities Trustee and the Subordinated Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." A form of the Senior Securities Indenture and a form of the Subordinated Securities Indenture will be filed as exhibits to the Registration Statement of which this Prospectus is a part and will be available for inspection at the corporate trust offices of the respective Trustees or as described above under "Available Information." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The description of the Indentures set forth below assumes that the Company has entered into the Indentures. The Company will execute the applicable Indenture when and if the Company issues Debt Securities. The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities.

     Unless otherwise specified, all capitalized terms used but not defined herein shall have the meanings set forth in the Indentures.


General

     The Debt Securities will be direct, unsecured obligations of the Company. Senior Securities will rank pari passu with certain other senior debt of the Company that may be outstanding from time to time, and will rank senior to all Subordinated Securities that may be outstanding from time to time. Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company, as described under "Subordination."

     Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

     Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee shall be appointed by the Company, by or pursuant to a resolution adopted by the Board of Trustees, to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated herein or therein, any action described herein or therein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

           (1) the title of such Debt Securities;

           (2) the classification of such Debt Securities as Senior Securities or Subordinated Securities;

           (3) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

           (4) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

           (5) if convertible, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such Debt Securities are convertible;

           (6) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

           (7) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

           (8) the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

           (9) the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

          (10) the period or periods within which, the price or prices (including premium or Make-Whole Amount, if any) at which and the terms and conditions upon which such Debt Securities may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such an option;

          (11) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (12) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (13) whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or other method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

          (14) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

          (15) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

          (16) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder, in one or more currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so payable;

          (17) whether such Debt Securities will be issued in certificated or book-entry form;

          (18) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and the terms and conditions relating thereto;

          (19) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture;

          (20) if such Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

          (21) the terms, if any, upon which such Debt Securities may be convertible into Common Shares or Preferred Shares and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          (22) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

          (23) the name of the applicable Trustee and the address of its corporate trust office; and

          (24) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities") or that the principal amount thereof payable at their stated maturity may be more or less than the principal face amount thereof at original issuance ("Indexed Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as set forth below under "Certain Covenants-Senior Securities Indenture Limitations on Incurrence of Debt," neither Indenture contains any other provisions that would limit the ability of the Company to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or in the event of a change of control. However, restrictions on ownership and transfers of the Company's Common Shares and Preferred Shares are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Preferred Shares" and "Description of Common Shares."

     Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at an office or agency established by the Company in accordance with the Indenture, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at an office or agency established by the Company in accordance with the Indenture. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for exchange or registration of transfer thereof at the corporate trust office of the applicable Trustee or at an office or agency established by the Company in accordance with the Indenture. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid.

Certain Covenants

     Senior Securities Indenture Limitations on Incurrence of Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 75% of the sum of (without duplication)
(i) the Company's Undepreciated Real Estate Assets (as defined below) as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

     In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 60% of the sum of (without duplication) (i) the Company's Undepreciated Real Estate Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

     In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     As used herein,

          "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

          "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of the Company and its Subsidiaries.

          "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participants or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

          "Consolidated Income Available for Debt Service" for any period means Earnings from Operations (as defined below) of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount,
     (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

          "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary (each securing such debt, an "Encumbrance"), (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

          "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

          "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance and
     (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

          "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Unsecured Debt" means Debt which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of the Company or any Subsidiary.

     Existence. Except as permitted under "Merger, Consolidation or Sale," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

     Maintenance of Properties. The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business.

     Insurance. The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties adequately insured against loss or damage with financially sound and reputable insurance companies.

     Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary, unless such lien would not have a material adverse effect upon such property; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Company has set apart and maintains an adequate reserve.

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements"), or which the Company would have been so required if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company is or would have been so required to file such documents if the Company is or were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act, or which the Company would have been so required if the Company were subject to such Sections and (ii) file with the Trustees copies of annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or which the Company would have been so required if the Company were subject to such Sections, and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

Merger, Consolidation or Sale

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including Additional Amounts, if any) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indentures; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustees.

Events of Default, Notice and Waiver

     Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amounts on any Debt Security of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series) continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness for borrowed money of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company, any Significant Subsidiary or the property of the Company or any Significant Subsidiary or all or substantially all of either of its property; and (g) any other Event of Default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default under either Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) and the Make-Whole Amount, if any, of the Outstanding Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of Debt Securities then outstanding of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any, or interest), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture. Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (premium or Make-Whole Amount, if any) or interest or Additional Amounts on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby.

     Each Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest payable on or any Additional Amounts with respect to any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Trustee consider such withholding to be in the interest of such Holders.

     Each Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the Trustee thereunder for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on, and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof.

     Subject to provisions in each Indenture relating to its duties in case of default, each Trustee is under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity. The Holders of not less than a majority in principal amount of the applicable Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company must deliver to each Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indentures

     Except as described below, modifications and amendments of each Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest or Additional Amounts payable on (or premium or Make-Whole Amount, if any) any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, or change any obligation of the Company to pay any Additional Amounts set forth in the Indenture relating to, or reduce any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or premium or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be payable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security.

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in the applicable Indenture.

     Modifications and amendments of each Indenture may be made by the Company and the applicable Trustee without the consent of any Holder of Debt Securities issued thereunder for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under the applicable Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the applicable Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provision of the applicable Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series issued thereunder created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Preferred Shares or Common Shares; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, provided that such action will not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to close the applicable Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify or maintain qualification of, the applicable Indenture under the TIA; or (xi) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action will not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

     Each Indenture provides that, in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that will be deemed outstanding will be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to the applicable Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor will be disregarded.

     Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Company, pursuant to a resolution adopted by the Board of Trustees, or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture.

Discharge, Defeasance and Covenant Defeasance

     The Company may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

     Each Indenture provides that, under certain circumstances, the Company may elect to (a) defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") and/or (b) be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "Certain Covenants") or, under certain circumstances, its obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the Indenture.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if, after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a Foreign Currency (other than the ECU or other currency unit), both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance will be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" under certain circumstances or described in clause (g) under "Events of Default, Notice and Waiver" under certain circumstances, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

Conversion Rights

     The terms and conditions, if any, upon which the Debt Securities are convertible into Preferred Shares or Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Preferred Shares or Common Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

Global Securities

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities are expected to be deposited with The Depository Trust Company, as Depositary. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form.

     Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the Company anticipates that the following provisions will apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of a beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

     Payments of principal of, any premium or Make-Whole Amount on, and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustees, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     If a Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

No Personal Liability

     No past, present or future trustee, officer, employee or shareholder, as such, of the Company or any successor thereof shall have any liability for any obligations of the Company under the Debt Securities or the applicable Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debt Securities by accepting such Debt Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of Debt Securities. Each Holder of Debt Securities shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of the applicable Indenture or the Debt Securities and will not seek recourse or commence any action against any of the trustees, officers or shareholders of the Company or any of their personal assets for the performance or payment of any obligation thereunder.

Subordination

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Securities Indenture in right of payment to the prior payment in full of all Senior Debt, but the obligation of the Company to make payment of the principal and interest on the Subordinated Securities will not otherwise be affected. No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities.

     Senior Debt is defined in the Subordinated Securities Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the Subordinated Securities Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (d) indebtedness of partnerships and joint ventures that is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, (3) any trade accounts payable and (4) the Subordinated Securities. There are no restrictions in the Subordinated Securities Indenture upon the creation of additional Senior Debt. However, the Senior Securities Indenture contains limitations on incurrence of indebtedness by the Company. See "Certain Covenants - Senior Securities Indenture Limitations on Incurrence of Debt."

     If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.


                        DESCRIPTION OF PREFERRED SHARES

     The Company's Amended and Restated Declaration of Trust, as amended (the "Declaration of Trust"), authorizes the Company to issue up to 100,000,000 shares of beneficial interest of the Company, consisting of Common Shares and such other types or classes of shares of beneficial interest as the Board of Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Company. The Board of Trustees is granted the power to authorize the issuance of one or more series of preferred shares of beneficial interest. As of June 27, 1997, the Company had issued and outstanding 11,155 Series A-1 Increasing Rate Cumulative Convertible Preferred Shares of Beneficial Interest (the "Series A-1 Preferred Shares"), 195,631 9.75% Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest (the "Series B-1 Preferred Shares"), 907,578 9.75% Series B-2 Cumulative Convertible Preferred Shares of Beneficial Interest (the "Series B-2 Preferred Shares," and, together with the Series B-1 Preferred Shares, the "Series B Preferred Shares") and 311,850 Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series C Preferred Shares").

     The holders of the Series A-1 Preferred Shares (the "Series A-1 Preferred Holders") are entitled to cumulative cash distributions at the current rate of 5.5% increasing annually to 6.5% in 2001 as set forth in the Company's Articles Supplementary Classifying 11,155 Shares of Beneficial Interest as Series A-1 Preferred Shares, payable quarterly. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the Series A-1 Preferred Holders are entitled to receive, out of the assets of the Company legally available therefor, the amount of $1,000 in cash for each Series A-1 Preferred Share, plus an amount in cash equal to all accrued and unpaid distributions on each such share. The Series A-1 Preferred Shares rank pari passu with the Series B Preferred Shares and Series C Preferred Shares as to priority for receiving distributions, including liquidating distributions. The Series A-1 Preferred Holders have the right, exercisable at any time and from time to time after April 18, 1999 and prior to April 18, 2009, to convert all or any of their respective Series A-1 Preferred Shares into such number of Common Shares as would then receive aggregate annual cash distributions equal to the then aggregate annual cash distributions such holders of the Series A-1 Preferred Shares are entitled to receive on the number of Series A-1 Preferred Shares which such holders elect to convert into Common Shares, subject to certain limitations on the number of Series A-1 Preferred Shares which may be converted in any one year. The Series A-1 Preferred Shares may be redeemed at the option of the Company, in whole or from time to time in part, at the redemption price per share of $1,000, plus in each case all accrued and unpaid distributions, if any, to the redemption date. The Series A-1 Preferred Holders are not entitled to vote, except as required by law and in certain other limited situations.

     The Series B-1 Preferred Shares and Series B-2 Preferred Shares are identical in all respects, and have the same rights, privileges and preferences in all circumstances, except with respect to the conversion rights. The holders of the Series B Preferred Shares (the "Series B Preferred Holders") are entitled to cumulative cash distributions at the rate of 9.75% per annum of the $25.00 per share liquidation preference of the Series B Preferred Shares, payable quarterly. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the Series B Preferred Holders are entitled to receive, out of the assets of the Company legally available therefor, a liquidation preference in the amount of $25.00 per share, plus an amount equal to all accrued and unpaid distributions on each such share. The Series B Preferred Shares rank pari passu with the Series A-1 Preferred Shares and Series C Preferred Shares as to priority for receiving distributions, including liquidating distributions. The Series B Preferred Shares are not redeemable prior to February 27, 2002. On and after February 27, 2002, if the aggregate liquidation preferences of all of the outstanding Series B Preferred Shares is less than $3,000,000, the Series B Preferred Shares may be redeemed at the option of the Company, in whole, at a redemption price equal to $25.00 per share, plus accrued and unpaid distributions, if any, to the redemption date.

     The holders of the Series B-1 Preferred Shares shall have the right, exercisable after February 27, 1998 (unless exercisable earlier in the event of a Special Conversion Event as described below), to convert each of their respective Series B-1 Preferred Shares into such number of Common Shares as is obtained by dividing the $25.00 per share liquidation preference by (i) $19.1750 if the date of conversion is February 28, 1998 to February 27, 1999,
(ii) $18.6875 if the date of conversion is February 28, 1999 to February 27, 2000, (iii) $18.2000 if the date of conversion is February 28, 2000 to February 27, 2001, (iv) $17.7125 if the date of conversion is February 28, 2001 and thereafter and at any time after a Special Conversion Event shall have occurred. A "Special Conversion Event" shall mean, among other events, (i) Norman M. Kranzdorf ceasing to be a senior executive officer of the Company,
(ii) certain mergers or sales of assets where there is a change of control or
(iii) the Company failing to pay a distribution on the Series B Preferred Shares for any quarterly distribution period within five days of the distribution payment date therefor. The Series B-2 Preferred Shares will, after February 27, 2000 (unless converted earlier upon the occurrence of a Special Conversion Event), automatically convert into an equal number of Series B-1 Preferred Shares which will then be convertible into Common Shares at the same conversion rate as set forth above. The conversion rate for the Series B Preferred Shares in effect at any time shall be subject to adjustment from time to time to protect against certain dilutive events.

     The Series B Preferred Holders are generally not entitled to vote, except as required by law and except in certain other limited situations summarized below. If the Company fails to pay the distributions on the outstanding Series B Preferred Shares for any two distribution periods or a Special Conversion Event shall have occurred, the Series B Preferred Holders shall at all times thereafter vote together with the holders of the Common Shares as a single class on all actions. If the Company fails to authorize and pay or declare and set apart for payment the distributions accumulated on the outstanding Series B Preferred Shares (i) for any four distribution periods the Series B Preferred Holders shall have the right to elect one additional trustee to the Company's Board of Trustees and (ii) for any six distribution periods the Series B Preferred Holders shall have the right to elect a second additional trustee, in each case, until the full distributions accumulated on all outstanding Series B Preferred Shares shall have been authorized and paid or declared and set apart for payment.

     The holders of the Series C Preferred Shares (the "Series C Preferred Holders") are entitled to cumulative cash distributions at the rate of 8% per annum of the $10.00 per share liquidation preference of the Series C Preferred Shares, payable quarterly. In the event of any liquidation, dissolution or winding-up of the affairs of the Company, the Series B Preferred Holders are entitled to receive, out of the assets of the Company legally available therefor, a liquidation preference in the amount of $10.00 per share, plus an amount equal to all accrued and unpaid distributions on each such share. The Series C Preferred Shares rank pari passu with the Series A-1 Preferred Shares and Series B Preferred Shares as to priority for receiving distributions, including liquidating distributions. The Company is required to redeem all of the Series C Preferred Shares in eight equal quarterly on the last day of January, April, July and October of each calendar year, beginning April 30, 1997, at a redemption price equal to $10.00 per share, plus accrued and unpaid distributions (the "Series C Redemption Price"), if any, to the redemption date. The Company shall also be required to redeem all outstanding Series C Preferred Shares at the Series C Redemption Price if the Company fails to discharge any mandatory redemption obligation or fails to pay a distribution on the outstanding Series C Preferred Shares for any quarter within five days of any distribution payment date therefor. The Series C Preferred Shares may be redeemed at the option of the Company at any time, and from time to time, at the Series C Redemption Price. The Series C Preferred Holders are not entitled to vote, except as required by law and in certain other limited situations.

     The following description of the Preferred Shares which may be offered pursuant to a Prospectus Supplement sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The particular terms of the Preferred Shares being offered and the extent to which such general provisions may or may not apply will be described in a Prospectus Supplement relating to such Preferred Shares. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust (including the applicable Articles Supplementary) and the Company's Bylaws, as in effect.

General

     Subject to limitations prescribed by Maryland law and the Declaration of Trust, the Board of Trustees is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and the relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, distributions, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof. The Preferred Shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

     Both Maryland statutory law governing real estate investment trusts organized under the laws of that state and the Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of his status as a shareholder. The Company's Bylaws further provide that the Company shall indemnify each shareholder or former shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or a former shareholder and that the Company shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it is the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory and other liabilities, a shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

     The Register and Transfer Agent for any Preferred Shares will be set forth in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

      (1) the title and stated value of such Preferred Shares;

      (2) the number of shares of such Preferred Shares being offered, the liquidation preference per share and the offering price of such Preferred Shares;

      (3) the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

      (4) the date from which distributions on such Preferred Shares shall accumulate, if applicable;

      (5) the procedures for any auction and remarketing, if any, for such Preferred Shares;

      (6) the provision for a sinking fund, if any, for such Preferred Shares;

      (7) the provisions for redemption, if applicable, of such Preferred
          Shares;

      (8) any listing of such Preferred Shares on any securities exchange;

      (9) the terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Common Shares, including the conversion price (or manner of calculation thereof);

     (10) a discussion of federal income tax considerations applicable to such Preferred Shares;

     (11) the relative ranking and preferences of such Preferred Shares as to distribution rights (including whether any liquidation preference as to the Preferred Shares will be treated as a liability for purposes of determining the availability of assets of the Company for distributions to holders of Shares remaining junior to the Preferred Shares as to distribution rights) and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (12) any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of Preferred Shares as to distribution rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (13) any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case as may be appropriate to preserve the status of the Company as a REIT; and

     (14) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares.

Rank

     Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares will, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Shares, and to all equity securities ranking junior to such Preferred Shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, as the case may be; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, as the case may be; and
(iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up of the Company, as the case may be. As used in the Declaration of Trust, for these purposes, the term "equity securities" does not include convertible debt securities. The Preferred Shares will rank on a parity with or junior to the Series A-1 Preferred Shares, Series B Preferred Shares and Series C Preferred Shares unless the Series A-1 Preferred Holders, Series B Preferred Holders or Series C Preferred Holders agree otherwise with respect to the Series A-1 Preferred Shares, Series B Preferred Shares or Series C Preferred Shares, respectively.

Distributions

     Holders of Preferred Shares shall be entitled to receive, when, as and if authorized by the Board of Trustees of the Company, out of assets of the Company legally available for payment, cash distributions at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable Prospectus Supplement. Each such distribution shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Trustees of the Company.

     Distributions on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees of the Company fails to authorize a distribution payable on a distribution payment date on any series of the Preferred Shares for which distributions are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and the Company will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are authorized for payment on any future distribution payment date.

     If any Preferred Shares of any series are outstanding, no full distributions shall be authorized or paid or set apart for payment on the preferred shares of the Company of any other series ranking, as to distributions, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past distribution periods and the then current distribution period or (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of preferred shares ranking on a parity as to distributions with the Preferred Shares of such series, all distributions authorized upon the Preferred Shares of such series and any other series of preferred shares ranking on a parity as to distributions with such Preferred Shares shall be authorized pro rata so that the amount of distributions authorized per share on the Preferred Shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on the Preferred Shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on the Preferred Shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in common shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company) shall be authorized or paid or set aside for payment or other distribution upon the Common Shares or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, dissolution or winding up of the affairs of the Company, nor shall any Common Shares or any other shares of beneficial interest of the Company ranking junior to or on a parity with the Preferred Shares of such series as to distributions or upon liquidation, dissolution or winding up of the affairs of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by the Company (except by conversion into or exchange for other shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation, dissolution or winding up of the affairs of the Company).

     Any distribution payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable Prospectus Supplement, the Preferred Shares of any series will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such Preferred Shares does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of the Company, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and
(ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative distribution, full cumulative distributions on all outstanding shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and
(ii) if such series of Preferred Shares does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of the Company ranking junior to the Preferred Shares of such series as to distributions and upon liquidation).

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by the Company in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such Preferred Shares, such Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. Any moneys so deposited which remain unclaimed by the holders of such Preferred Shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to the Company.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Shares or any other class or series of shares of beneficial interest of the Company ranking junior to any series of Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of such series of Preferred Shares shall be entitled to receive, after payment or provision for payment of the Company's debts and other liabilities, out of assets of the Company legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Preferred Shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all such outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with such series of Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If the liquidating distributions shall have been made in full to all holders of a series of Preferred Shares, the remaining assets of the Company shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to such series of Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of the Company with or into any other corporation, (ii) any dissolution, liquidation, winding up, or reorganization of the Company immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of the Company's assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of Preferred Shares.

Voting Rights

     Holders of any series of Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Shares, so long as any Preferred Shares remain outstanding, the Company will not, without the affirmative vote or consent of the holders of a majority of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of Preferred Shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, including the applicable Articles Supplementary for such series of Preferred Shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

     Whenever distributions on any Preferred Shares shall be in arrears for six or more consecutive quarterly periods, the holders of such Preferred Shares (voting together as a class with all other series of Preferred Shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of the Company until, (i) if such series of Preferred Shares has a cumulative distribution, all distributions accumulated on such Preferred Shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of Preferred Shares does not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Trustees of the Company will be increased by two trustees.

Conversion Rights

     The terms and conditions, if any, upon which any series of Preferred Shares are convertible into Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Common Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Shares.

Restrictions on Transfer

     For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Therefore, the Declaration of Trust imposes certain restrictions on the ownership and transferability of Preferred Shares. For a general description of such restrictions, see "Description of Common Shares -- Restrictions on Ownership." All certificates representing Preferred Shares will bear a legend referring to these restrictions.


                         DESCRIPTION OF COMMON SHARES

     As of June 30, 1997, the Company had outstanding 10,334,796 Common Shares. The following description of the Common Shares sets forth certain general terms and provisions of the Common Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Shares will be issuable upon conversion of Debt Securities or Preferred Shares or upon the exercise of Warrants. The statements below describing the Common Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Declaration of Trust and the Company's Bylaws.

     Holders of Common Shares will be entitled to receive distributions when, as and if authorized and declared by the Board of Trustees of the Company, out of funds legally available therefor. Payment and authorization of distributions on the Common Shares and purchases of Common Shares by the Company will be subject to certain restrictions if the Company fails to pay distributions on the Series A-1 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Preferred Shares. See "Description of Preferred Shares." Upon any liquidation, dissolution or winding up of the Company, holders of Common Shares will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of the debts and other liabilities of the Company and the preferential amounts owing with respect to any outstanding Series A-1 Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Preferred Shares. The Common Shares will possess ordinary voting rights for the election of trustees and in respect of other trust matters, each share entitling the holder thereof to one vote. Holders of Common Shares will not have cumulative voting rights in the election of trustees, which means that holders of more than 50% of all of the outstanding Common Shares voting for the election of trustees can elect all of the trustees if they choose to do so and the holders of the remaining shares cannot elect any trustees. Approval of the following matters requires the affirmative vote of the holders of at least 66-2/3% of all outstanding Common Shares: certain amendments to the Declaration of Trust, termination of the Company, removal of a trustee, certain mergers, reorganizations or consolidations of the Company or the sale, conveyance, exchange or other disposition of all or substantially all of the Company's property. Holders of Common Shares will not have preemptive rights, which means they have no right to acquire any additional Common Shares that may be issued by the Company at a subsequent date. The Common Shares will, when issued, be fully paid and nonassessable.

     The description of the limitations on the liability of shareholders of the Company set forth under "Description of Preferred Shares -- General" is applicable to holders of Common Shares.

     The Registrar and Transfer Agent for the Company's Common Shares is First Union National Bank of NC.

Restrictions on Ownership

     For the Company to continue to qualify as a REIT under the Code, among other requirements, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (after applying certain attribution rules of the Code) during the last half of a taxable year; the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (see "Federal Income Tax Considerations"). Therefore, the Declaration of Trust, subject to certain exceptions, provides that no holder (other than (i) Norman M. Kranzdorf, President and Chief Executive Officer of the Company, and Marvin Williams, former Chairman of the Board of the Company, and (ii) any other person approved by the trustees, at their option and in their discretion, provided that such approval will not result in the termination of the status of the Company as a
REIT) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the lesser of the number or value (in either case as determined in good faith by the trustees) of the total outstanding Common Shares. All certificates representing Common Shares will bear a legend referring to these restrictions. The Articles Supplementary for any series of Preferred Shares will provide, subject to certain exceptions, that no holder (other than any person approved by the trustees, at their option and in their discretion, provided that such approval will not result in the termination of the status of the Company as a REIT) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Preferred Shares Ownership Limit") of the lesser of the number or the value (in either case as determined in good faith by the trustees) of the total outstanding Preferred Shares. Notwithstanding the foregoing, if certain events occur, including a substantial reduction in the value of the Common Shares and high concentrations of beneficial ownership of Common Shares and/or Preferred Shares, such that five or fewer individuals own more than 50% of the value of the outstanding shares of beneficial interest of the Company during the last half of a taxation year, then the Company would fail to qualify as a REIT.

     The trustees may waive the Ownership Limit or the Preferred Shares Ownership Limit if evidence satisfactory to the trustees and the Company's tax counsel is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the intended transferee must give written notice to the Company of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by the trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit or the Preferred Shares Ownership Limit. The foregoing restrictions on transferability and ownership will not apply if the trustees determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer of shares that would (i) create a direct or indirect ownership of shares in excess of the Ownership Limit or the Preferred Shares Ownership Limit, (ii) result in the shares being owned by fewer than 100 persons or (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares. The Declaration of Trust provides that the Company, by notice to the holder thereof, may purchase any or all shares of beneficial interest of the Company (the "Excess Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning shares in excess of the Ownership Limit or would otherwise jeopardize the REIT status of the Company. The Articles Supplementary for any series of Preferred Shares will provide that the Company, by notice to the holder thereof, may purchase any or all Preferred Shares (the "Excess Preferred Shares") that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Preferred Shares in excess of the Preferred Shares Ownership Limit or would otherwise jeopardize the REIT status of the Company. The purchase price of any Excess Shares or Excess Preferred Shares, as the case may be, shall be equal to the fair market value of such shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or such price for the shares on the principal exchange if then listed on more than one national securities exchange, or, if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, or, if such quotation is not available, the fair market value as determined by the trustees in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by the Company. From and after the date fixed for purchase by the trustees, the holder of such shares to be purchased by the Company shall cease to be entitled to distribution, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any distribution paid to a proposed transferee on Excess Shares or Excess Preferred Shares prior to the discovery by the Company that such shares have been transferred in violation of the provisions of the Declaration of Trust or Articles Supplementary shall be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares or Excess Preferred Shares may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Shares or Excess Preferred Shares and to hold such Excess Shares or Excess Preferred Shares on behalf of the Company.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding (i) Common Shares or (ii) Preferred Shares of the Company must give a written notice to the Company containing the information specified in the Declaration of Trust or Articles Supplementary by January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of beneficial interests as the trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations may have the effect of precluding acquisition of control of the Company unless the trustees determine that maintenance of REIT status is no longer in the best interests of the Company.


                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the currencies in which the price of such Warrants may be payable; (5) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (6) the designation and terms of the Offered Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (7) the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of such Warrants will be payable; (8) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (9) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (10) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (11) the minimum or maximum amount of such Warrants which may be exercised at any one time; (12) information with respect to book-entry procedures, if any; (13) a discussion of certain Federal income tax considerations; and (14) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.


                             DESCRIPTION OF RIGHTS

     The Company may issue Rights to its shareholders for the purchase of Common Shares. Each series of Rights will be issued under a separate rights agreement (a "Rights Agreement") to be entered into between the Company and a bank or trust company, as Rights agent, all as set forth in the Prospectus Supplement relating to the particular issue of Rights. The Rights agent will act solely as an agent of the Company in connection with the certificates relating to the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of Rights certificates or beneficial owners of Rights. The Rights Agreement and the Rights certificates relating to each series of Rights will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Rights.

     The applicable Prospectus Supplement will describe the terms of the Rights to be issued, including the following where applicable: (i) the date for determining the shareholders entitled to the Rights distribution; (ii) the aggregate number of Common Shares purchasable upon exercise of such Rights and the exercise price; (iii) the aggregate number of Rights being issued; (iv) the date, if any, on and after which such Rights may be transferable separately;
(v) the date on which the right to exercise such Rights shall commence and the date on which such right shall expire; (vi) any special United States federal income tax consequences; and (vii) any other terms of such Rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such Rights.


                       FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a general summary of the Code provisions governing the United States federal income tax treatment of a REIT and is not tax advice. The discussion is based upon the Code, Treasury regulations, and IRS rulings and judicial decisions now in effect, all of which are subject to change at any time, possibly with retroactive effect, by legislative, judicial or administrative action. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of Federal income taxation relating to holders of Offered Securities. Certain Federal income tax considerations relevant to holders of the Offered Securities will be provided in the applicable Prospectus Supplement relating thereto.

     EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP, AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Federal Income Taxation of the Company

     General

     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1992. The Company believes that, commencing with its taxable year ended December 31, 1992, it was organized and has been operating in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

     In the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, commencing with the Company's taxable year ended December 31, 1992, the Company was organized in conformity with the requirements for qualification as a REIT, and its method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. Such factual assumptions and representations are set forth below in this discussion of "Federal Income Tax Considerations." In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of share ownership, and the various other qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Robinson Silverman Pearce Aronsohn & Berman LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "--Failure to Qualify as a Real Estate Investment Trust."

     If the Company qualifies for tax treatment as a REIT, it will generally not be subject to Federal corporate taxation on its net income to the extent currently distributed to its shareholders. This substantially eliminates the "double taxation" (at both the corporate and stockholder levels) that typically results from the use of corporate investment vehicles.

     The Company will be subject to Federal income tax, however, as follows:
First, the Company will be taxed at regular corporate rates on its undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" to the extent that tax exceeds its regular tax. Third, if the Company has net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, any net income that the Company has from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business) will be subject to a 100% tax. Fifth, if the Company should fail to satisfy either the 75% or 95% gross income tests (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company fails to distribute during each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the excess, if any, of the fair market value over the adjusted basis of any such asset as of the beginning of the Recognition Period, such gain will be subject to tax at the highest regular corporate rate pursuant to Internal Revenue Service regulations that have not yet been promulgated.

     Requirements for Qualification

     A REIT is defined in the Code as a corporation, trust or association: (1) which is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons; (6) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities) (the "Five or Fewer Requirement"); and (7) which meets certain income and asset tests described below. Conditions (1) to (4), inclusive, must be met during the entire taxable year and condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of conditions (5) and (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception in the case of condition (6).

     The Company has represented that it has satisfied the share ownership requirements set forth in (5) and (6) above. In addition, the Company's Declaration of Trust provides restrictions regarding the transfer of its Shares which are intended to assist the Company in continuing to satisfy the shares ownership requirements described in (5) and (6) above. Such transfer restrictions are described in "Description of Common Shares -- Restrictions on Ownership."

     The Company owns and operates a number of properties through subsidiaries. Code Section 856(i) provides that a corporation which is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Company.

     Income Tests

     There are three percentage tests relating to the sources of the Company's gross income. First, at least 75% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale and from discharge of indebtedness) must be directly or indirectly derived each taxable year from investments relating to real property or mortgages on real property or certain temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale and from discharge of indebtedness) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% test and from dividends, interest, and gain from the sale or disposition of stock or securities. Third, in each taxable year short-term gains from sales of stock or securities, gains from sales of property (other than foreclosure property) held primarily for sale and gains from the sale or other taxable disposition of real property held for less than four years (other than from involuntary conversions and foreclosure property) must represent less than 30% of the Company's gross income. In applying these tests, if the Company invests in a partnership, the Company will be treated as realizing its share of the income and bearing its share of the loss of the partnership, and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.

     Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the gross income tests for a REIT only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage of receipts or sales. Second, rents received from a tenant will not qualify as "rents from real property" if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income; provided, however, the Company may directly perform certain services other than services which are considered rendered to the occupant of the property. The Company will, in a timely manner, hire independent contractors from whom it derives no revenue to perform such services, except that the Company will directly perform services under certain of its leases with respect to which it will receive an opinion of counsel or otherwise satisfy itself that its performance of such services will not cause the rents received with respect to such leases to fail to qualify as "rents from real property." The Company has represented that each of the above requirements has been satisfied.

     The term "interest" generally does not include any amount if the determination of such amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage of receipts or sales.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is eligible for relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not now possible to determine the circumstances under which the Company may be entitled to the benefit of these relief provisions. If these relief provisions apply, a 100% tax is imposed on the net income attributable to the greater of the amount by which the Company failed the 75% test or the 95% test.

     Asset Tests

     At the close of each quarter of its taxable year, the Company must also satisfy several tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operation) and government securities. In addition, not more than 25% of the value of the Company's total assets may be represented by securities other than those includible in the 75% asset class. Moreover, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets. Finally, of the investments included in the 25% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities.

     Annual Distribution Requirements

     The Company, in order to avoid being taxed as a regular corporation, is required to make distributions (other than capital gain distributions) to its shareholders which qualify for the dividends paid deduction in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the after-tax net income, if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Finally, as discussed above, the Company may be subject to an excise tax if it fails to meet certain other distribution requirements. The Company intends to make timely distributions sufficient to satisfy these annual distribution requirements.

     It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (a) timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company, or (b) the payment of severance benefits that may not be deductible to the Company. In the event that such timing differences occur, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable share distributions in order to meet the distribution requirement.

     Under certain circumstances, in the event of a deficiency determined by the IRS, the Company may be able to rectify a resulting failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for distributions paid for the earlier year. Thus, although the Company may be able to avoid being taxed on amounts distributed as deficiency distributions, it will be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

Failure to Qualify as a Real Estate Investment Trust

     The Company's election to be treated as a REIT will be automatically terminated if the Company fails to meet the requirements described above. In that event, the Company will be subject to tax (including any applicable minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders will not be deductible by the Company. All distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to such distributions and will be eligible for the 70% dividends received deduction for corporate shareholders (although special rules apply in the case of any "extraordinary dividend" as defined in Code Section 1059). The Company will not be eligible again to elect REIT status until the fifth taxable year which begins after the year for which the Company's election was terminated unless the Company did not willfully fail to file a timely return with respect to the termination taxable year, inclusion of incorrect information in such return was not due to fraud with intent to evade tax, and the Company establishes that failure to meet the requirement was due to reasonable cause and not willful neglect. Failure to qualify for even one year could result in the Company incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

Federal Income Taxation of Shareholders

     General

     So long as the Company qualifies for taxation as a REIT, distributions with respect to its Shares made out of current or accumulated earnings and profits allocable thereto (and not designated as capital gain dividends) will be includible by the shareholders as ordinary income for Federal income tax purposes. For this purpose, the current and accumulated earnings and profits of the Company will be allocated first to distributions with respect to Series A-1 Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and then to distributions with respect to Common Shares. None of these distributions will be eligible for the dividends received deduction for corporate shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his share. Corporate shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     Distributions in excess of current or accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares. Shareholders will be required to reduce the tax basis of their Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a shareholder who holds his Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Shares. Any loss upon a sale or exchange of Shares by a shareholder who held such Shares for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent such shareholder previously received capital gain distributions with respect to such Shares.

     Shareholders may not include in their individual Federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company no later than January 31 of the following year. The Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company.

     Upon the sale or exchange of Shares to or with a person other than the Company, a holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the holder's adjusted tax basis in such shares. Any capital gain or loss recognized will generally be treated as long-term capital gain or loss if the holder held such shares for more than one year (although proposed legislation would increase the period to more than 18 months, effective July 29, 1997).

     Backup Withholding and Information Reporting

     A noncorporate holder of Shares who is not otherwise exempt from backup withholding may be subject to backup withholding at the rate of 31% with respect to distributions paid on, or the proceeds of a sale, exchange or redemption of, the Shares. Generally, backup withholding applies only when the taxpayer (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner requested, (ii) is notified by the IRS that he has failed to report payments of interest or dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest or dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's federal income tax liability or as a refund, provided that the required information is furnished to the IRS. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

     Foreign Shareholders

     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a general summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in Shares, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

     Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and the Non-U.S. Shareholder files an IRS Form 1001 with the Company claiming a lower treaty rate or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends (although Proposed Treasury Regulations would allow the Company to make a reasonable estimate of any excess distributions and avoid withholding thereon). However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption. The Company is required to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and that therefore the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

     Tax-Exempt Shareholders

     Distributions from the Company to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute "unrelated business taxable income" ("UBTI") unless the shareholder has borrowed to acquire or carry its Shares. Qualified trusts that hold more than 10% (by value) of the shares of certain REITs, however, may be required to treat a certain percentage of such a REIT's distributions as UBTI. This requirement will apply only if (i) the REIT would not qualify as such for Federal income tax purposes but for the application of a "look-through" exception to the Five or Fewer Requirement applicable to shares held by qualified trusts and (ii) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if either (i) a single qualified trust holds more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% of the interests in the REIT. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5% for any year. For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the Five or Fewer Requirement without relying upon the "look-through" exception.

State, Local and Foreign Taxation

     The Company and its shareholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which it or they transact business or reside. Such state, local or foreign taxation may differ from the Federal income tax treatment described above. Consequently, prospective holders of Offered Securities should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in the Company.

Proposed Legislation

     Congress has recently proposed legislation which, if passed, would be beneficial to the Company and its shareholders because the relevant provisions would liberalize several of the rules concerning the qualifications and taxation of the Company as a REIT. In addition, the proposed legislation would reduce the rate of tax on capital gains and, effective July 29, 1997, would increase the holding period for long-term capital gain from one year to 18 months. It is uncertain whether the above legislation will become law and, if so, what the precise terms will be. Prospective holders of Offered Securities are urged to consult their own tax advisors regarding any proposed and new legislation.


                             PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents or through a combination of any such methods of sale. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may offer and sell the Offered Securities in exchange for one or more of its then outstanding issues of debt or convertible debt securities. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. In the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     Unless otherwise specified in the applicable Prospectus Supplement, each series of Offered Securities will be a new issue with no established trading market, other than the Common Shares which are listed on the New York Stock Exchange. Any shares of Common Shares sold pursuant to a Prospectus Supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. The Company may elect to list any series of Offered Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

     If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Offered Securities of the series to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Offered Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) the purchase by an institution of the particular Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Offered Securities or number of Warrants less the principal amount or number thereof, as the case may be, covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

     In order to comply with the securities laws of certain states, if applicable, the Offered Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Offered Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                                 ERISA MATTERS

     The Company may be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Code with respect to certain employee benefit plans. Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in "prohibited transactions" within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the Offered Securities should consult with its legal counsel.



                                LEGAL OPINIONS

     Certain legal matters will be passed upon for the Company by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York. The legal authorization and issuance of the Offered Securities, as well as certain other legal matters concerning Maryland law, will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. In addition, the description of Federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of Robinson Silverman Pearce Aronsohn & Berman LLP.

                                    EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Arthur Andersen L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

              PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table itemizes the expenses incurred by the Company in connection with the offering of the Offered Securities being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                    Item                       Amount
                    ____                       ______

     Registration Fee -- Securities and
       Exchange Commission. . . . . . . . . .  $ 30,303
     New York Stock Exchange Listing Fee. . . 51,300
     Fees of Rating Agencies  . . . . . . . . 75,000
     Legal Fees and Expenses. . . . . . . . . 150,000
     Accounting Fees and Expenses . . . . . .25,000
     Printing and Engraving Expenses. . . . . 50,000
     Blue Sky Fees and Expenses . . . . . . . 25,000
     Trustee's Fees (including counsel fees). 20,000
     Miscellaneous Expenses . . . . . . . . .   23,397
                                            _______
     Total. . . . . . . . . . . . . . . . . .  $450,000
                                           ========

Item 15.  Indemnification of Trustees and Officers.

     Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) acts or omissions involving active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Company's Bylaws require it to indemnify (i) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expenses incurred by him in connection with the proceeding and (ii) any present or former trustee or officer against any claim or liability to which he may become subject by reason of service in that capacity unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty,
(b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's Bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his status as a trustee or officer provided that the Company shall have received (i) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also (i) permit the Company to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of the Company in such capacity and to any employee or agent of the Company or a predecessor of the Company, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law ("MGCL") for directors of Maryland corporations and (iii) permit the Company to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses as may be permitted by Section 2-418 of the MGCL for directors of Maryland corporations. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.  Exhibits

     1.1       Form of Underwriting Agreement(s).*
     4.1(a)    Amended and Restated Declaration of Trust of Registrant.**
     4.1(b)    Amendment No. 1 to Amended and Restated Declaration of Trust,
               dated March 7, 1996.***
     4.1(c)    Amendment No. 2 to Amended and Restated Declaration of Trust,
               dated June 4, 1997.
     4.2(a)    Articles Supplementary classifying 11,155 Shares of Beneficial
               Interest as Series A-1 Increasing Rate Cumulative Convertible
               Preferred Shares of Beneficial Interest of the Company.****
     4.2(b)    Articles Supplementary classifying 1,235,000 Shares of
               Beneficial Interest as 9.75% Series B-1 Cumulative Convertible
               Preferred Shares of Beneficial Interest.*****
     4.2(c)    Articles Supplementary classifying 1,235,000 Shares of
               Beneficial Interest as 9.75% Series B-2 Cumulative Convertible
               Preferred Shares of Beneficial Interest.******
     4.2(d)    Articles Supplementary classifying 395,834 Shares of Beneficial
               Interest as Series C Cumulative Redeemable Preferred Shares of
               Beneficial Interest of the Company.******
     4.3       Amended and Restated Bylaws of Registrant, as amended.**
     4.4       Form of Indenture relating to Senior Securities to be entered into by the Company and a trustee to be selected by the Company.*
     4.5       Form of Senior Security.*
     4.6       Form of Indenture relating to Subordinated Securities to be entered into by the Company and a trustee to be selected by the Company.*
     4.7       Form of Subordinated Security.*
     4.8       Form of Articles Supplementary for the Preferred Shares.*
     4.9       Form of Preferred Share Certificate.*
     4.10      Form of Common Share Certificate.**
     4.11      Form of Common Shares Warrant Agreement.*
     4.12      Form of Preferred Shares Warrant Agreement.*
     4.13      Form of Rights Agreement.*
     5.1       Opinion of Ballard Spahr Andrews & Ingersoll re: legality of the
               Offered Securities.
     8.1       Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP re:
               tax matters.
     12.1      Calculation of Ratios of Earnings to Fixed Charges.
     23.1      Consent of Arthur Andersen LLP.
     23.2      Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1).
     23.3      Consent of Robinson Silverman Pearce Aronsohn & Berman LLP
               (included as part of Exhibit 8.1).
     24.1      Power of attorney (included on signature page).
     25.1      Statement of Eligibility of Senior Securities Trustee on Form T-
               1.*
     25.2      Statement of Eligibility of Subordinated Securities Trustee on
               Form T-1.*


________________________
* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.
** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-11 (No. 33-49434) and incorporated herein by reference.
*** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-94294) and incorporated herein by reference.
**** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-18249) and incorporated herein by reference.
***** Previously filed as an exhibit to the Registrant's Registration Statement on Form 8-A (No. 1-11478) and incorporated herein by reference.
****** Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated February 27, 1997, filed March 14, 1997 and incorporated herein by reference.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby further undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Commonwealth of Pennsylvania, on July 31, 1997.

                              KRANZCO REALTY TRUST

                              By: /s/ Norman M. Kranzdorf
                                  __________________________________
                                   Norman M. Kranzdorf
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Norman M. Kranzdorf or Robert H. Dennis, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

          Name                     Title                              Date
          ____                     _____                              ____

  /s/ Norman M. Kranzdorf   President, Chief Executive Officer    July 31, 1997
_________________________
   Norman M. Kranzdorf       and Trustee (Principal Executive
                             Officer)

  /s/ Edmund Barrett        Executive Vice President, Chief       July 31, 1997
_________________________
   Edmund Barrett            Operating Officer and Trustee

  /s/ Robert H. Dennis      Chief Financial Officer, Treasurer    July 31, 1997
__________________________
   Robert H. Dennis          and Trustee (Principal Financial
                             and Accounting Officer)

  /s/ Bernard J. Korman     Trustee                               July 31, 1997
__________________________
   Bernard J. Korman

  /s/ Peter D. Linneman     Trustee                               July 31, 1997
__________________________
   Peter D. Linneman

  /s/ James B. Selonick     Trustee                               July 31, 1997
__________________________
   James B. Selonick

  /s/ E. Donald Shapiro     Trustee                               July 31, 1997
__________________________
   E. Donald Shapiro
                                 EXHIBIT INDEX


Exhibit No.                   Description                              Page No.
___________                   ___________                              ________

1.1       Form of Underwriting Agreement(s).*

4.1(a)         Amended and Restated Declaration of Trust of
               Registrant.**

4.1(b) Amendment No. 1 to Amended and Restated Declaration of Trust, dated March 7, 1996.***

4.1(c) Amendment No. 2 to Amended and Restated Declaration of Trust, dated June 4, 1997.

4.2(a) Articles Supplementary classifying 11,155 Shares of Beneficial Interest as Series A-1 Increasing Rate Cumulative Convertible Preferred Shares of Beneficial Interest of the Company.****

4.2(b) Articles Supplementary classifying 1,235,000 Shares of Beneficial Interest as 9.75% Series B-1 Cumulative Convertible Preferred Shares of Beneficial Interest.*****

4.2(c) Articles Supplementary classifying 1,235,000 Shares of Beneficial Interest as 9.75% Series B-2 Cumulative Convertible Preferred Shares of Beneficial Interest.******

4.2(d) Articles Supplementary classifying 395,834 Shares of Beneficial Interest as Series C Cumulative Redeemable Preferred Shares of Beneficial Interest of the Company.******

4.3       Amended and Restated Bylaws of Registrant, as amended.**

4.4 Form of Indenture relating to Senior Securities to be entered into by the Company and a trustee to be selected by the Company.*

4.5       Form of Senior Security.*

4.6 Form of Indenture relating to Subordinated Securities to be entered into by the Company and a trustee to be selected by the Company.*

4.7       Form of Subordinated Security.*

4.8       Form of Articles Supplementary for the Preferred Shares.*

4.9       Form of Preferred Share Certificate.*

4.10      Form of Common Share Certificate.**

4.11      Form of Common Shares Warrant Agreement.*

4.12      Form of Preferred Shares Warrant Agreement.*

4.13      Form of Rights Agreement.*

5.1 Opinion of Ballard Spahr Andrews & Ingersoll re: legality of the Offered Securities.

8.1       Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP
          re: tax matters.

12.1      Calculation of Ratios of Earnings to Fixed Charges.

23.1      Consent of Arthur Andersen LLP.

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included as part of Exhibit 5.1).

23.3 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 8.1).

24.1      Power of attorney (included on signature page).

25.1      Statement of Eligibility of Senior Securities Trustee on
          Form T-1.*

25.2 Statement of Eligibility of Subordinated Securities Trustee on Form T-1.*

________________________
* To be filed by amendment or incorporated by reference in connection with the offering of Offered Securities.
** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-11 (No. 33-49434) and incorporated herein by reference.
*** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-94294) and incorporated herein by reference.
**** Previously filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-18249) and incorporated herein by reference.
***** Previously filed as an exhibit to the Registrant's Registration Statement on Form 8-A (No. 1-11478) and incorporated herein by reference.
****** Previously filed as an exhibit to the Registrant's Current Report on Form 8-K dated February 27, 1997, filed March 14, 1997 and incorporated herein by reference.